Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Paul Bowman	Kelly Hamor
Vice President, Investor Relations	Formula
Cymer, Inc.	(619) 234-0345

(858) 385-5312

Hamor@formulapr.com

pbowman@cymer.com

CYMER REPORTS THIRD QUARTER 2008 OPERATING RESULTS

SAN DIEGO, Calif., October 21, 2008 - Cymer, Inc. (Nasdaq: CYMI), the world’s leading supplier of light sources used by chipmakers to create advanced semiconductor chips, today announced operating results for the third quarter and first nine months ended September 30, 2008.

For the third quarter of 2008:

•                  net income totaled $5,735,000, equal to $0.19 per share (diluted), compared to net income of $21,670,000, equal to $0.65 per share (diluted) in the third quarter of 2007 and net income of $14,333,000, equal to $0.46 per share (diluted) in the second quarter of 2008.

•                  revenue totaled $111,393,000 compared to revenue of $132,125,000 in the third quarter of 2007, and revenue of $123,991,000 in the second quarter of 2008.

For the first nine months of 2008:

•                  net income totaled $32,960,000, equal to $1.08 per share (diluted), compared to net income of $66,925,000, equal to $1.84 per share (diluted) in the first nine months of 2007.

•                  revenue totaled $359,336,000 compared to revenue of $381,774,000 in the first nine months of 2007.

Commenting on the third quarter, Bob Akins, Cymer’s chief executive officer, said, “Slowing consumer demand, and memory overcapacity and declining foundry utilization have reduced 2008 semi-equipment capital spending.  Most of the equipment orders we are receiving have been for leading edge argon fluoride (ArF) XLR 500i, XLR 500d, and XLR 600i immersion light sources, with the logic sector accounting for the majority of the demand.  This has benefited Cymer’s competitive position as we have strong ArF market share and OnPulseTM coverage in the logic sector.  During the third quarter of 2008, we shipped a total of 21 light sources with XLR 500s representing 67 percent of total shipments, resulting in an average selling price (ASP) exceeding $1.6 million for the quarter.  We also continued to add customers to OnPulse and now have more than 950 production light sources under coverage servicing 23 different chipmakers at 51 fabs worldwide.   In the third quarter, installed base products and services (IBPS) revenue totaled $77.2 million, equal to 69 percent of total company revenue.”

Nancy Baker, Cymer’s chief financial officer, stated, “In response to changing market conditions we continued to sustain a tight cost control environment and identify other cost reduction opportunities, while continuing our investments in the development of future products such as EUV and TCZ.”

The company reported gross profit of $52.5 million, yielding a 47.2 percent gross margin in the third quarter of 2008, and recorded operating income of $14.3 million, yielding a 12.9 percent operating margin.

Baker said, “In the third quarter, we incurred an unrealized foreign currency exchange loss primarily in our inter-company accounts of $6.4 million attributable to a significant decline in the Korean Won and the Euro against the U.S. Dollar.  As we increased our investment in field inventory during the year in support of world class customer parts availability, our regional inter-company accounts payable balances grew and are subject to foreign currency fluctuations.  To reduce the risk of future exposure, we are expanding our currency hedging program, and transitioning other currency related business practices to be more U.S. Dollar centric.”

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CYMER REPORTS THIRD QUARTER 2008 OPERATING RESULTS	Page 2 of 6

Baker continued, “On the strength of the XLR adoption, deep ultraviolet (DUV) bookings for the third quarter of 2008 totaled $111.6 million, resulting in a book-to-bill ratio of 1.0.  Approximately 86 percent of the units and 94 percent of the value of unit bookings in the third quarter were ArF.  We ended the quarter with a DUV backlog of approximately $50.4 million, with ArF immersion light sources comprising approximately 80 percent of the value of systems in backlog.”

At September 30, 2008, cash and investments totaled $276.8 million.  During the third quarter, the company purchased $8.2 million of Cymer common stock or 307,600 shares, at an average price of $26.77 per share.

Corporate Outlook

Commenting on the outlook, Akins stated, “In this rapidly changing business environment, with many of our customers now engaged in their annual budgeting process, visibility into 2009 capital spending plans has been reduced.  The timing for increased capacity orders is uncertain; consequently, our outlook is for continued near-term weakness for both new light source sales and installed base utilization.  However, we anticipate that customer demand will continue to be largely driven by orders for leading immersion light sources, and that the recent pattern of investment by logic chipmakers will continue.  We also believe that lithography demand will continue to exceed demand for overall semiconductor capital equipment, driven by increasing need for advanced immersion and double patterning tools over the next several years.”

Based on information available at this time, Cymer is currently providing the following guidance for the fourth quarter of 2008, and anticipates:

•                  Total revenue to decrease approximately 5 percent to 10 percent compared to the revenue reported for the third quarter of 2008.

•                  Foreign currency adjusted ASP to exceed the third quarter level of $1.6 million based on a continued mix shift toward XLR Series immersion light sources.

•                  Gross margin to be approximately 45 percent to 47 percent.

•                  R&D expenses to be flat at approximately $24 million as we continue to optimize our investment in DUV while investing in EUV leadership and TCZ technology.

•                  Selling, general and administrative expenses to be flat at approximately $14 million.

•                  The estimated fourth quarter effective tax rate to be approximately 24 percent, reflecting the full year impact of the R&D tax credit approved in October 2008. Cymer anticipates its effective annual tax rate will be approximately 33 percent.

Cymer’s management will hold a conference call at 2:00 pm (PDT) today, October 21, 2008, to discuss third quarter 2008 operating results and fourth quarter 2008 guidance.  This press release, the conference call and accompanying slides may be accessed on the investor relations page of the company’s Web site at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements regarding the company’s opportunity to help chipmakers maximize productivity and reduce costs, the company’s EUV source development, the company’s expansion of currency hedging and transition to other currency-related practices, the company’s future cash and investments, and the statements under the caption “Corporate Outlook” above.  These statements are predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events

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CYMER REPORTS THIRD QUARTER 2008 OPERATING RESULTS	Page 3 of 6

or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; cyclicality in the market for semiconductor manufacturing equipment; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders, the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the rate at which semiconductor manufacturers adopt new technologies and purchase and take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; the company’s ability to manage its expense levels and unanticipated expenses; the company’s ability to manage its foreign currency exposure; the performance and conditions in the United States and world financial markets; the policies and actions of the United States and other governments; and general economic conditions.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer

Cymer, Inc. is the market leader in developing DUV laser light sources, used by chipmakers worldwide to manufacture advanced semiconductor chips. Headquartered in San Diego, Calif., Cymer supports its customers from approximately two dozen global offices. Its light sources have been widely adopted by the world’s top chipmakers and the company’s installed base comprises more than 3,300 systems. Continuing its legacy of leadership, Cymer is currently pioneering the industry’s transition to EUV lithography, the next viable step on the technology roadmap for the creation of smaller, faster chips. In 2007, Cymer was named one of the “100 Fastest Growing Tech Companies” in the world by CNN Money/Business 2.0. Further information may be obtained from the company’s SEC filings, or by visiting www.cymer.com.

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
Cymer, Inc.	2008	2007	2008	2007
Total revenues	$111,393,000	$132,125,000	$359,336,000	$381,774,000

Net income	$5,735,000	$21,670,000	$32,960,000	$66,925,000
Diluted earnings per share	$0.19	$0.65	$1.08	$1.84
Weighted average common shares outstanding - diluted	29,779,000	34,588,000	32,952,000	37,852,000

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CYMER REPORTS THIRD QUARTER 2008 OPERATING RESULTS	Page 4 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months			For the nine months
	ended September 30,			ended September 30,
	2008	2007		2008	2007
REVENUES:
Product sales	$110,943	$130,371		$357,536	$378,684
Product sales - related party	450	1,754		1,800	3,090
Total revenues	111,393	132,125		359,336	381,774

COST OF PRODUCT SALES	58,855	65,899		186,272	187,684

GROSS PROFIT	52,538	66,226		173,064	194,090

OPERATING EXPENSES:
Research and development	24,334	21,367		71,272	60,760
Sales and marketing	5,853	6,845		18,366	19,595
General and administrative	8,030	9,934		27,123	28,473

Total operating expenses	38,217	38,146		116,761	108,828

OPERATING INCOME	14,321	28,080		56,303	85,262

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	(6,359)	1,527		(6,428)	1,956
Write-down of investment	(270)	—		(5,103)	—
Interest and other income	2,014	4,027		7,722	16,250
Interest and other expense	(1,625)	(1,704)		(4,923)	(4,807)

Total other income (expense) - net	(6,240)	3,850		(8,732)	13,399

INCOME BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	8,081	31,930		47,571	98,661

INCOME TAX PROVISION	2,829	11,010		16,650	34,099
MINORITY INTEREST	483	750		2,039	2,363

NET INCOME	$5,735	$21,670		$32,960	$66,925

EARNINGS PER SHARE:
Basic earnings per share	$0.19	$0.69		$1.10	$1.94
Weighted average common shares outstanding-basic	29,665	31,395		30,034	34,573

Diluted earnings per share	$0.19	$0.65	(a)	$1.08 (a)	$1.84	(a)
Weighted average common shares outstanding-diluted	29,779	34,588	(a)	32,952 (a)	37,852	(a)

(a) As a result of applying the if-converted method for calculating diluted earnings per share for the nine month period ended September 30, 2008 and both the three month and nine month periods ended September 30, 2007, shares have been adjusted assuming conversion of our 3.5% convertible subordinated notes, and net income has been adjusted for an add back of related interest expense, net of tax.  Shares have been adjusted by 2.8 million and net income has been adjusted by $2.7 million for the nine month period ended September 30, 2008. Shares have been adjusted by 2.8 million for both the three months and nine monthperiods ended September 30, 2007 and net income has been adjusted by $919,000 and $2.7 million for the three months and nine months ended September 30, 2007, respectively.

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CYMER REPORTS THIRD QUARTER 2008 OPERATING RESULTS	Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	September 30,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$222,754	$305,707
Short-term investments	37,485	22,355
Accounts receivable - net	78,539	91,875
Accounts receivable - related party	644	1,112
Inventories	184,359	129,757
Deferred income taxes	42,590	42,147
Income taxes receivable	13,377	—
Prepaid expenses and other assets	12,172	8,930

Total current assets	591,920	601,883

PROPERTY AND EQUIPMENT - NET	116,276	116,725
LONG TERM INVESTMENTS	16,567	29,443
DEFERRED INCOME TAXES	20,896	19,272
GOODWILL - NET	8,833	8,833
INTANGIBLE ASSETS - NET	10,661	12,951
OTHER ASSETS	6,310	5,045

TOTAL ASSETS	$771,463	$794,152

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$20,361	$23,980
Accounts payable - related party	1,356	4,428
Accrued warranty	25,585	24,350
Accrued payroll and benefits	14,426	24,406
Accrued patents, royalties and other fees	4,087	3,303
Convertible subordinated notes	140,722	—
Income taxes payable	—	13,468
Deferred revenue	15,994	4,974
Accrued and other current liabilities	2,616	4,569

Total current liabilities	225,147	103,478

CONVERTIBLE SUBORDINATED NOTES	—	140,722
INCOME TAXES PAYABLE	22,054	17,755
DEFERRED REVENUE	—	5,562
OTHER LIABILITIES	14,395	17,401

Total liabilities	261,596	284,918

MINORITY INTEREST	5,671	5,711

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , 42,426,000 shares issued and 29,574,000 shares outstanding at September 30, 2008; 42,339,000 shares issued and 30,290,000 shares outstanding at December 31, 2007	42	42
Additional paid-in capital	585,053	579,711
Treasury stock at cost (12,852,000 and 12,049,000 common shares) at September 30, 2008 and December 31, 2007, respectively	(473,580)	(450,704)
Accumulated other comprehensive income (loss)	(14,539)	214
Retained earnings	407,220	374,260

Total stockholders’ equity	504,196	503,523

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$771,463	$794,152

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CYMER REPORTS THIRD QUARTER 2008 OPERATING RESULTS	Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the nine months
	ended September 30,
	2008	2007

OPERATING ACTIVITIES:
Net income	$32,960	$66,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,198	19,016
Non-cash stock based compensation	4,525	4,363
Minority interest	(2,039)	(2,363)
Provision for deferred income taxes	(2,643)	13,162
Loss (gain) on disposal or impairment of property and equipment	(11)	298
Write-down of investments	5,103	—
Change in assets and liabilities:
Accounts receivable - net	12,973	8,133
Accounts receivable - related party	468	(922)
Income taxes receivable	(13,741)	(5,228)
Inventories	(56,090)	(19,137)
Prepaid expenses and other assets	(5,231)	(2,068)
Accounts payable	(3,718)	10
Accounts payable - related party	(3,072)	(2,334)
Accrued and other liabilities	(13,058)	(936)
Deferred income	5,309	7,555
Income taxes payable	(9,104)	(1,589)

Net cash provided by (used in) operating activities	(27,171)	84,885

INVESTING ACTIVITIES:
Acquisition of property and equipment	(19,174)	(13,491)
Purchases of investments	(90,309)	(76,044)
Proceeds from sold or matured investments	81,184	210,565
Acquisition of patents	—	(121)

Net cash provided by (used in) investing activities	(28,299)	120,909

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,752	12,803
Cash investment received from minority shareholder	2,000	—
Tax windfall (shortfall) from stock option exercises	(935)	1,876
Repurchase of common stock into treasury	(22,876)	(287,960)

Net cash used in financing activities	(20,059)	(273,281)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(7,424)	3,288

NET DECREASE IN CASH AND CASH EQUIVALENTS	(82,953)	(64,199)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	305,707	302,098

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$222,754	$237,899

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$5,357	$5,252
Income taxes paid, net	$42,162	$25,801

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